Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

SECOND QUARTER RESULTS

Minneapolis, MN (July 13, 2004)    Winmark Corporation (Nasdaq; WINA) announced today net income for the quarter ended June 26, 2004 of $726,300, or $.11 per share diluted, compared to net income of $756,400, or $.12 per share diluted, in 2003.  For the six months ended June 26, 2004, net income was $2,086,600, or $.32 per share diluted, compared to net income of $1,878,600, or $.30 per share diluted, for the same period last year.

Chairman and Chief Executive Officer John Morgan commented, “Our second quarter saw increases in store level sales in our franchise brands.  This was due to an improvement in the economy and the hard work of our franchisees and employees.  We started our leasing business in the second quarter, and we will continue to invest time and capital to build for future growth.”

Winmark Corporation provides financial services and develops franchises for retail stores that buy, sell, trade and consign used and new merchandise.  At June 26, 2004, there were 810 franchise and retail stores in operation under the Company’s brands and an additional 33 franchises awarded but not open.  Of the stores in operation, there were 441 Play It Again Sports®, 211 Once Upon A Child®, 115 Plato’s Closet® and 43 Music Go Round® stores.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act “), relating to future events or the future financial performance of the Company including statements with respect to the future performance and growth of our franchise and leasing operations and the future of franchise store sales.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results from such activities could differ materially from those anticipated.  Because actual results may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(Unaudited)

	June 26, 2004	December 27, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$7,167,600	$4,153,300
Marketable securities	1,393,000	2,343,500
Receivables, less allowance for doubtful accounts of $267,400 and $291,200	2,254,300	2,341,300
Inventories	389,600	528,600
Prepaid expenses and other	162,900	305,800
Deferred income taxes	602,100	602,100
Total current assets	11,969,500	10,274,600

Net investment in leasing operations	95,300	—
Long-term investments	9,042,300	7,783,800
Long-term notes receivables, net	48,600	62,400
Property and equipment, net	243,500	202,200
Other assets, net	624,000	602,600
Deferred income taxes	233,800	233,800
	$22,257,000	$19,159,400

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,104,900	$1,491,400
Accrued liabilities	1,122,400	1,544,500
Current deferred revenue	652,000	604,400
Total current liabilities	2,879,300	3,640,300

Long-term deferred revenue	179,100	113,900

Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 5,928,906 and 5,671,596 shares issued and outstanding	4,846,100	2,996,300
Other comprehensive income	1,500	144,500
Retained earnings	14,351,000	12,264,400

Total shareholders’ equity	19,198,600	15,405,200
	$22,257,000	$19,159,400

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Six Months Ended
	June 26, 2004	June 28, 2003	June 26, 2004	June 28, 2003
REVENUE:
Royalties	$4,002,800	$3,879,100	$8,632,700	$8,170,600
Merchandise sales	2,313,500	3,230,800	4,917,500	7,031,300
Franchise fees	200,100	135,000	392,700	270,000
Other	144,100	157,600	281,300	310,800
Total revenue	6,660,500	7,402,500	14,224,200	15,782,700

COST OF MERCHANDISE SOLD	1,956,300	2,527,200	4,108,700	5,648,800

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,446,700	3,895,300	6,765,000	7,353,300

Income from operations	1,257,500	980,000	3,350,500	2,780,600

LOSS FROM EQUITY INVESTMENT	(58,100)	—	(82,400)	—

GAIN (LOSS) ON SALE OF INVESTMENTS	(15,400)	112,400	173,800	115,300

INTEREST AND OTHER INCOME	26,500	80,800	103,000	147,700

Income before income taxes	1,210,500	1,173,200	3,544,900	3,043,600

PROVISION FOR INCOME TAXES	(484,200)	(416,800)	(1,458,300)	(1,165,000)

NET INCOME	$726,300	$756,400	$2,086,600	$1,878,600

EARNINGS PER SHARE – BASIC	$.12	$.13	$.36	$.33

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	5,873,719	5,615,919	5,789,463	5,669,063

EARNINGS PER SHARE – DILUTED	$.11	$.12	$.32	$.30

WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	6,548,548	6,244,632	6,444,967	6,230,386